AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996

                                             REGISTRATION NO. 333-

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  _______

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                     Hawaiian Electric Industries, Inc.
           (Exact Name of Registrant as Specified in Its Charter)

                                   Hawaii
       (State or Other Jurisdiction of Incorporation or Organization)

                                 99-0208097
                    (I.R.S. Employer Identification No.)

             900 Richards Street, Honolulu, HI           96813
        (Address of Principal Executive Offices)       (Zip Code)

                      1987 Stock Option and Incentive Plan
                          (Full Title of the Plan)

        Robert F. Mougeot, 900 Richards Street, Honolulu, HI  96813
                  (Name and Address of Agent For Service)

                               (808) 543-7750
        Telephone Number, Including Area Code, of Agent For Service

                                  Copy to:

                            David J. Reber, Esq.
                      Goodsill Anderson Quinn & Stifel
                               P.O. Box 3196
                          Honolulu, Hawaii  96801

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                         Proposed   Proposed
           Title of                       Maximum    Maximum
          Securities          Amount     Offering   Aggregate      Amount of
             to be            to be      Price      Offering       Registra-
          Registered        Registered   Per        Price          tion Fee
                                         Share      (1) (2)          (3)
                                         (1) (2)
_______________________________________________________________________________

      Common Stock         1,400,000(4)   $34.00    $47,600,000   $16,413.91
      (without par value)
_______________________________________________________________________________

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported in the consolidated reporting system for the New York Stock Exchange on June 5, 1996.

     (2) Estimated solely for the purpose of calculating the registration fee.

     (3)  Calculated pursuant to Section 6(b) of the Securities Act of
          1933.

     (4) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Registrant's 1987 Stock Option and Incentive Plan. As permitted pursuant to Rule 429 under the Securities Act of 1933, the Prospectus covering the securities that are registered hereby is a combined prospectus which relates to the shares registered pursuant to this Registration Statement and pursuant to Registra-tion Statement Nos. 33-65234 and 33-20974.



                               EXPLANATORY NOTE

                    Effective February 20, 1996, subject to stock-holder approval, the Board of Directors of Hawaiian Electric Industries, Inc. (the "Company") amended the 1987 Stock Option and Incentive Plan, as amended and restated in 1992 (the "Plan"), among other things, to increase the number of shares of Common Stock for which options and other incentive awards may be granted during the term of the Plan from 1,250,000 to 2,650,000 (the "Plan Amendments"). On April 23, 1996, the holders of a majority of the shares of Common Stock of the Company approved the Plan Amendments at the Annual Meeting of Shareholders. This Registration Statement on Form S-8 relates to 1,400,000 additional shares of Common Stock issuable pursuant to the provisions of the Plan.

                    Pursuant to General Instruction E to Form S-8, the Company incorporates by reference herein the contents of its Registration Statement on Form S-8 (No. 33-65234) except Item 5, which is not applicable.

          ITEM 8.   EXHIBITS

                    5    Opinion of Goodsill Anderson Quinn &
                         Stifel (including consent).

                   23.1  Consent of KPMG Peat Marwick LLP.

                   23.2  Consent of Goodsill Anderson Quinn &
                         Stifel (included in Exhibit 5).

                   24    Power of Attorney


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reason-able grounds to believe that it meets all of the require-ments for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Honolulu, State of Hawaii, on this 11th day of June, 1996.

                              HAWAIIAN ELECTRIC INDUSTRIES, INC.

                              By:/s/ Robert F. Mougeot
                                 _________________________________
                                   Robert F. Mougeot
                                   Financial Vice President
                                     and Chief Financial Officer

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Name                     Title                Date

                *             President and Director    June 11, 1996
         ___________________  (Principal Executive
         Robert F. Clarke     Officer)

                *             Financial Vice Presi-     June 11, 1996
         ___________________  dent and Chief Finan-
         Robert F. Mougeot    cial Officer (Principal
                              Financial Officer)

                *             Controller (Principal     June 11, 1996
         ___________________  Accounting Officer)
         Curtis Y. Harada

                *             Director                  June 11, 1996
         ____________________
         Don E. Carroll

                *             Director                  June 11, 1996
         ____________________
         Edwin L. Carter

                *             Director                  June 11, 1996
         ____________________
         John D. Field

                *             Director                  June 11, 1996
         ____________________
         Richard Henderson

                *             Director                  June 11, 1996
         ____________________
         Victor Hao Li

                *             Director                  June 11, 1996
        ____________________
        T. Michael May

                              Director
        _____________________
         Bill D. Mills

                              Director
        _____________________
         A. Maurice Myers

                *             Director                  June 11, 1996
        _____________________
         Ruth M. Ono

                *             Director                  June 11, 1996
         ____________________
         Diane J. Plotts

                *             Director                  June 11, 1996
         ____________________
         James K. Scott

                *             Director                  June 11, 1996
         ____________________
         Oswald K. Stender

                *             Director                  June 11, 1996
         ____________________
         Kelvin H. Taketa

                *             Director                  June 11, 1996
         ____________________
         Jeffrey N. Watanabe



     *By       /s/ Robert F. Mougeot
         ______________________________________
                  Robert F. Mougeot
         For himself and as Attorney-in-Fact for the
         officers and directors as indicated above


                              EXHIBIT INDEX

         EXHIBIT                 DESCRIPTION
         NUMBER

           5        Opinion of Goodsill Anderson Quinn &
                    Stifel (including consent).

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2      Consent of Goodsill Anderson Quinn &
                    Stifel (included in Exhibit 5).

          24        Power of Attorney.


             [Letterhead of Goodsill Anderson Quinn & Stifel]

                                   June 11, 1996

     Hawaiian Electric Industries, Inc.
     900 Richards Street
     Honolulu, Hawaii 96813

     Ladies and Gentlemen:

               Hawaiian Electric Industries, Inc., a Hawaii corpora-tion (the "Company"), has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering an additional 1,400,000 shares of Common Stock, without par value (the "Shares"), of the Company to be offered and sold in connection with the Company's 1987 Stock Option and Incentive Plan.

               We have examined the Registration Statement. We have also examined the Restated Articles of Incorporation of the Company, as amended, and such appropriate records of the Company, certificates of public officials and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

               Upon the basis of such examination, we are of the opinion that:

               1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

               2. When the Shares (which are original issuance shares) have been duly issued and sold as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as
     Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                              /s/ Goodsill Anderson Quinn & Stifel

                                                       Exhibit 5


                      [Letterhead of KPMG Peat Marwick LLP]

          The Board of Directors
          Hawaiian Electric Industries, Inc.:

          We consent to incorporation by reference in the Registration Statement on Form S-8 of Hawaiian Electric Industries, Inc. of our report dated January 25, 1996, relating to the con-solidated balance sheets of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incor-porated by reference in the December 31, 1995 annual report on Form 10-K/A of Hawaiian Electric Industries, Inc.

          We also consent to incorporation by reference of our report dated January 25, 1996, relating to the financial statement schedules of Hawaiian Electric Industries, Inc. in the aforementioned December 31, 1995 annual report on Form 10-K/A, which appears in said Form 10-K/A.

                                   /s/ KPMG Peat Marwick LLP

          Honolulu, Hawaii
          June 11, 1996

                                                  Exhibit 23.1


                                                  Exhibit 24

                                POWER OF ATTORNEY

                    KNOW ALL PEOPLE BY THESE PRESENTS that the under-signed, HAWAIIAN ELECTRIC INDUSTRIES, INC. a Hawaii corpora-tion, and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint ROBERT F. CLARKE, ROBERT F. MOUGEOT, PETER C. LEWIS, CON-STANCE H. LAU, CURTIS Y. HARADA, DAVID J. REBER and GREGORY
          R. KIM of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable Hawai-ian Electric Industries, Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with:

                    (i) the registration under said Act pursuant to a Registration Statement on Form S-8 (the "Registration State-ment") of up to an additional 1,400,000 shares of Common Stock without par value of Hawaiian Electric Industries, Inc. for issuance pursuant to the Hawaiian Electric Indus-tries, Inc. 1987 Stock Option and Incentive Plan, as amended (the "Plan"), and to use in connection with such Registra-tion Statement pursuant to Rule 429 promulgated under the Securities Act a combined prospectus covering such 1,400,000 shares of Common Stock plus the shares of Common Stock registered but not yet sold pursuant to Regis. No. 33-65234, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Industries, Inc. and the names of the undersigned officers and directors thereof, in the capaci-ties indicated below, to the Registration Statement to be filed with the Securities and Exchange Commission in respect of the aforementioned securities and Plan interests, to any and all amendments and supplements to said Registration Statement and to any instruments or documents filed as a part of or in connection with said Registration Statement or amendments or supplements thereto, and each of the under-signed hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof; and

                    (ii) the current registration under said Act of up to 750,000 shares of the Common Stock of Hawaiian Electric Industries, Inc. for issuance pursuant to the Plan (Regis. No. 33-65234), including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Hawaiian Electric Industries, Inc. and the names of the undersigned officers and directors thereof, in the capacities indicated below, to any and all amendments and supplements to said Registration Statement and to any in-struments or documents filed as a part of or in connection with said Registration Statement or amendments or supple-ments thereto and/or which operate pursuant to Rule 429 to amend said Registration Statement or amendments or supple-ments thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

                    IN WITNESS WHEREOF, Hawaiian Electric Industries, Inc. has caused this Power of Attorney to be executed in its name by its President and its Financial Vice President and attested by its Secretary, and the undersigned officers and directors of Hawaiian Electric Industries, Inc. have hereun-to set their hands, as of the 23rd day of April, 1996. This Power of Attorney may be executed in any number of counter-parts by the corporation and by any one or more of the officers and directors named below.

          ATTEST:                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

          /s/ Betty Ann M. Splinter     By /s/ Robert F. Clarke
          __________________________       ______________________________
          Betty Ann M. Splinter            Robert F. Clarke
          Secretary                        President and Principal
                                             Executive Officer

                                        By /s/ Robert F. Mougeot
                                           ______________________________
                                           Robert F. Mougeot
                                           Financial Vice President
                                             and Principal Financial
                                             Officer

          /s/ Robert F. Clarke             President, Principal
          ___________________________        Executive Officer
          Robert F. Clarke                   and Director

          /s/ Robert F. Mougeot            Financial Vice President
          ___________________________        and Principal Financial
          Robert F. Mougeot                  Officer

          /s/ Curtis Y. Harada             Controller and Principal
          ____________________________       Accounting Officer
          Curtis Y. Harada

          /s/ Don E. Carroll               Director
          _____________________________
          Don E. Carroll

          /s/ Edwin L. Carter              Director
          _____________________________
          Edwin L. Carter

          /s/ John D. Field                Director
          _____________________________
          John D. Field

          /s/ Richard Henderson            Director
          _____________________________
          Richard Henderson

          /s/ Victor Hao Li                Director
          _____________________________
          Victor Hao Li

          /s/ T. Michael May               Director
          _____________________________
          T. Michael May

          ______________________________   Director
          Bill D. Mills

          ______________________________   Director
          A. Maurice Myers

          /s/ Ruth M. Ono                  Director
          _______________________________
          Ruth M. Ono

          /s/ Diane J. Plotts              Director
          _______________________________
          Diane J. Plotts

          /s/ James K. Scott               Director
          _______________________________
          James K. Scott

          /s/ Oswald K. Stender            Director
          _______________________________
          Oswald K. Stender

          /s/ Kelvin H. Taketa             Director
          _______________________________
          Kelvin H. Taketa

          /s/ Jeffrey N. Watanabe          Director
          ______________________________
          Jeffrey N. Watanabe